UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

--------------------

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT – January 30, 2018

(Date of earliest event reported)

honeywell international inc.

(Exact name of Registrant as specified in its Charter)

DELAWARE (State or other jurisdiction of incorporation)	1-8974 (Commission File Number)	22-2640650 (I.R.S. Employer Identification Number)

115 TABOR ROAD, MORRIS PLAINS, NEW JERSEY	07950-2546
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 455-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. Other Events.

On January 30, 2018, Honeywell International Inc. (the “Company”) issued a press release announcing the results of the Company’s registered exchange offer for all of its outstanding 3.812% Senior Notes due 2047 (the “Original Notes”), which were not registered under the Securities Act of 1933, as amended (the “Securities Act”), for an equal principal amount of its 3.812% Senior Notes due 2047, which have been registered under the Securities Act. The exchange offer commenced on December 28, 2017 and expired at 5:00 p.m., New York City time, on January 29, 2018.

Deutsche Bank Trust Company Americas, acting as exchange agent for the exchange offer, advised the Company that $442,373,000 of the $444,859,000 aggregate principal amount of the Original Notes have been validly tendered for exchange, representing 99.44% of the principal amount of the outstanding Original Notes. The Company accepted all of the Original Notes validly tendered and not withdrawn.

The press release announcing the results of the exchange offer is filed herewith as Exhibit 99.1, and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release of Honeywell International Inc. dated January 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HONEYWELL INTERNATIONAL INC.
Date: January 30, 2018
	By:	/s/ Jeffrey N. Neuman
Jeffrey N. Neuman
Vice President, Corporate Secretary and
Deputy General Counsel